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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


   We consent to the use in this Amendment No. 1 to Registration Statement No. 333-83780 of SRA International, Inc. of our report dated April 22, 2002 appearing in the Prospectus, which is part of this Registration Statement, and of our report dated April 22, 2002, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

   We also consent to the reference to us under the headings "Selected Historical Financial Data", "Experts" and "Change of Independent Public Accountants" in such Prospectus.



/s/  Deloitte & Touche LLP

McLean, Virginia
April 25, 2002